Exhibit 99.1

Chittenden Corporation 2 Burlington Square
P.O. Box 820
Burlington, Vermont 05402-0820	Kirk W. Walters
802-658-4000	(802) 660-1561

For Immediate Release

May 31, 2007

39/07

Chittenden Corporation Completes Acquisition of Merrill Merchants Bancshares, Inc. and

Announces Allocation of Consideration for Merrill Shares

Burlington, VT — Chittenden Corporation (NYSE: CHZ) announced today that it has completed its acquisition of Merrill Merchants Bancshares, Inc., a $458 million commercial bank headquartered in Bangor, Maine. Chittenden also announced the allocation payments of merger consideration for shareholders of the former Merrill Merchants Bancshares, Inc.

Shareholders of the former Merrill Merchants Bancshares, Inc. who elected cash will receive all of their consideration in cash at the rate of $31.00 per share for each share of Merrill common stock. Shareholders who elected to receive Chittenden common stock will receive all of their consideration in the form of Chittenden common stock at the rate of 1.02 shares of Chittenden common stock for each share of Merrill common stock. Finally, based on the elections received by the election deadline, non-electing shareholders will receive $10.29 in cash and 0.6814 shares of Chittenden common stock for each share of Merrill stock that they held as of the closing of the merger.

In announcing the acquisition, Paul A. Perrault, Chittenden’s Chairman, President and Chief Executive Officer, said, “We are extremely pleased to have finalized this acquisition within our expected timeframe.” Perrault continued, “The inclusion of Merrill and their management into our organization will provide an expanded array of financial services for their customers.”

Edwin Clift, Chairman and Chief Executive Officer of Merrill Merchants Bancshares, Inc., commented, “We believe that this is a favorable transaction for our shareholders and customers. Chittenden shares our belief in community banking and has clearly demonstrated its commitment to local decision-making through its previous acquisitions. We are pleased to be joining the Chittenden team and through this partnership look forward to providing additional, enhanced services to our customers.”

Former Merrill Merchants shareholders who have questions regarding the receipt of their merger consideration should contact Computershare Trust Company, N.A. at 1-800-251-4215.

Merrill Merchants Bancshares, Inc., had total assets of $458 million, deposits of $349 million, and $40 million of stockholders’ equity at March 31, 2007. Merrill had $350 million in loans as of March 31, 2007, of which $204 million were commercial loans, and $124 million were residential real estate loans. Merrill presently operates eleven banking offices in Kennebec, Penobscot, and Somerset counties in Maine.

Chittenden Corporation 2 Burlington Square
P.O. Box 820
Burlington, Vermont 05402-0820	Kirk W. Walters
802-658-4000	(802) 660-1561

For Immediate Release

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England, Massachusetts and Connecticut, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on the Company’s website.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) costs or difficulties related to the integration of the businesses following the merger; (2) changes in general, national or regional economic conditions; (3) changes in loan default and charge-off rates; (4) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (5) changes in interest rates; (6) changes in levels of income and expense in noninterest income and expense related activities; and (7) competition.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2006. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

[1]

Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the names Chittenden Bank, Chittenden Services Group, Chittenden Mortgage Services, Chittenden Commercial Finance and it owns Chittenden Insurance Group, LLC, and Chittenden Securities, LLC.